    Exhibit 99.1

PRESSLER PETROLEUM CONSULTANTS, INC.
500 DALLAS, SUITE 2920
HOUSTON, TEXAS 77002

TELEPHONE	FACSIMILE
713-659-8300	713-659-6909

February 15, 2011

Mr. Stephen C. Larkin, CFO
Bayou City Exploration, Inc.
632 Adams Street, Suite 700
Bowling Green, Ky. 42101

RE:	Bayou City Exploration, Inc.
Evaluation of Proved Oil and Gas Assets
As of December 31, 2009

Dear Mr. Larkin:

Pursuant to your request, Pressler Petroleum Consultants, Inc. (Pressler) has estimated proved reserves and prepared a projection of future production and cash flow attributable to certain oil and gas interests owned by Bayou City Exploration, Inc. (Bayou City). This evaluation was authorized by Mr. Stephen C. Larkin of Bayou City. Projections of the reserves and cash flow to the evaluated interests were based on applicable economic parameters and operating conditions pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC). It is the understanding of Pressler that the purpose of this evaluation is for year end financial reporting.

The properties evaluated are located in the Gulf Coast Area of South Texas. As of December 31, 2009, the properties consist of interests in a total of 4 active oil and gas wells, 2 producing and 2 drilled and completed and waiting to be tied into the sales pipeline. All properties were evaluated by Pressler along with their associated total proved net reserves and values effective December 31, 2009. It is the understanding of Pressler that the reserves contained herein represent 100% of Bayou City’s reserves as of the effective date of this report.

Oil and gas reserves were evaluated for the proved developed producing (PDP) and proved developed nonproducing (PDNP). The summary classification of total proved reserves combines all of the above categories.

All data utilized in the preparation of this report with respect to interests, oil and gas prices, operating expenses, investments and current operating conditions were provided by Bayou City.

Bayou City Exploration, Inc.

February 15, 2011

Data obtained after the effective date of the report, but prior to the completion of the report, were used and the data was applied consistently. The reserves category assignments reflect the status of the wells as of the effective date. All production data were provided by Bayou City. It should be emphasized that revisions to the projection of reserves and economics included in this report may be required if the provided data are revised for any reason. No inspection of the properties was made as this was not considered to be within the scope of this evaluation.

Oil reserves are expressed in United States (U.S.) barrels of 42 U.S. gallons. Gas volumes are expressed in thousands of standard cubic feet (Mcf) at the official temperature and pressure base of the areas in which the gas reserves are located.

The ownership interests and property identification were accepted as provided by Bayou City and incorporated into our analysis. We were provided with updated Lease Operating Statements and Check Stubs with which we calculated price differentials and operating costs. Additionally, we obtained performance information from Bayou City and Coastal Plains Exploration, the operator of the subject properties. We projected the future production performance for each well using the provided production data, as well as the provided accounting data and ownership interests to generate future net reserves and cashflows. The results of these calculations are summarized below:

Estimated Oil and Gas Reserves and Future Net Revenue

As of December 31, 2009

Net to Bayou City Exploration, Inc.:

			Future Net revenue, $
Reserve Category	Oil (Bbls)	Gas (MCF)	Undiscounted	Present Worth at 10%

Proved
Producing (PDP)	15	12,423	29,024	27,680

Non-Producing (PDNP-SI)	1,037	4,588	34,204	32,434
Non-Producing (PDNP-BP)	329	18,448	59,966	54,956
Sub-total PDNP	1,366	23,036	94,170	87,390
Total Proved	1,381	35,459	123,194	115,070

Included in this report is a one-line summary, and individual well estimated production and cash flow projections.

As specified by the SEC regulations, when calculating economic producibility, the base product price must be the 12-month average price, calculated as the un-weighted arithmetic average of the first-day-of-the-month price for each month within the prior 12-month period. The benchmark base prices used for this evaluation were $61.18 per barrel of oil for West Texas Intermediate oil at Cushing, OK., and $3.87 per Million British thermal units (MMBtu) for natural gas at Henry Hub, La. The oil and gas prices were adjusted on each well based on deductions such as quality, energy content, and basis differential, as appropriate. Prices for oil and natural gas were held constant throughout the remaining life of the properties.

Bayou City Exploration, Inc.

February 15, 2011

No attempt has been made to account for oil and gas price fluctuations that have occurred in the market subsequent to the effective date of this report. It should be emphasized that with current economic uncertainties, fluctuations in market conditions could significantly change the economics in this report.

Operating expenses were provided by Bayou City. The evaluation utilized up to twelve months of operating expense records depending upon when the wells were completed. Detailed joint interest billing statements were provided and reviewed. For new and developing properties where data were unavailable, operating expenses were estimated based on analogy with similar properties. Operating costs were held constant for the life of the properties. Standard state severance taxes have been deducted as appropriate.

This report includes only cost and revenues which were provided by Bayou City that are directly attributable to the individual leases and areas. All capital costs, workover costs, or operating costs have been deducted as applicable. These costs were supplied by Bayou City. No adjustments were made to account for the potential effect of inflation on these costs.

The wells evaluated herein, in which Bayou City owns an interest, may be subject to various levels of governmental controls and regulations. These controls and regulations may include matters relating to land tenure, drilling, production practices, environmental protection, marketing and pricing policies, and various taxes and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of reserves actually recovered and amounts of income actually received to differ significantly from the estimated quantities in this report.

No consideration was given in this report to potential environmental liabilities that may exist concerning the properties evaluated. There are no costs included in this evaluation for potential liability for restoration and to clean up damages, if any, caused by past or future operating practices.

The estimates of reserves obtained in this report were determined by accepted industry methods and in accordance with the attached Definitions of Oil and Gas Reserves. Methods utilized in this report include extrapolation of historical production trends and analogy to similar producing properties. Pressler believes the assumptions, data, methods and procedures utilized in this report are appropriate for the purpose served by this report, and that it utilized all methods and procedures it considered necessary to prepare this report.

There are significant uncertainties in estimating reserves, future rates of production, and the timing and amount of future costs. Oil and gas reserves estimates must be recognized as a subjective process that cannot be measured in an exact way and estimates of others may differ materially from those of Pressler. Production data subsequent to the date of these estimates may warrant revisions of such estimates. Accordingly, reserves estimates are often different from the quantities of oil and gas that are ultimately recovered.

Pressler is an independent petroleum consulting firm founded in 1985 and does not own any interests in the oil and gas properties covered by this report or this evaluation. No employee, officer, or director of Pressler is an employee, officer, or director of Bayou City. Neither the employment of nor the compensation received by Pressler is contingent upon the values assigned to the properties covered by the report or this evaluation.

Bayou City Exploration, Inc.

February 15, 2011

This report should be considered in its entirety and should not be used for any purpose other than that outlined herein without the express written consent of an officer of Pressler.

The professional qualifications of the petroleum consultants responsible for the evaluation of the reserves and economics information contained in this report meet the standards of Reserves Estimator as defined in the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” as promulgated by the Society of Petroleum Engineers.

Thank you for the opportunity to prepare this evaluation. Should you have any questions concerning the report, please do not hesitate to contact us.

Yours truly,

PRESSLER PETROLEUM CONSULTANTS, INC.
Firm #7507

By: /s/ Daniel L. Wilson, P.E.
Daniel L. Wilson, P.E.
TBPE #63809

Professional Qualifications
Daniel L. Wilson, P.E.

I, Daniel L. Wilson, am the primary technical person responsible for the resulting estimate of reserves and associated cash flow and economics presented herein on behalf of Pressler Petroleum Consultants, Inc. (Pressler) to Bayou City Exploration, Inc. I have a Bachelor of Science degree in Petroleum Engineering from The University of Texas, Austin.

I am a qualified Reserves Estimator as set forth in the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers. This qualification is based on more than 34 years of practical experience in the estimation and evaluation of petroleum reserves, as well as continuing education concerning the estimating and auditing of oil and gas reserves.

I am a registered Professional Engineer in the state of Texas (TBPE # 63809), and am a member of The Society of Petroleum Engineers (SPE) and The Society of Petroleum Evaluation Engineers (SPEE).

ESTIMATED RESERVES
AND
FUTURE NET REVENUES
As of January 1, 2010

NET TO
BAYOU CITY EXPLORATION, INC.

SEC PRICING

Pressler Petroleum Consultants, Inc.

BAYOU CITY EXPLORATION, INC.

SOUTH TEXAS PROPERTIES

Reserve & Economic Summary

As of January 1, 2010

Res Cat/Lease Name	Gross Oil MBO	Gross Gas MMCF	Net Oil MBO	Net Gas MMCF	Net Revenue $M	Operating Expense $M	Total Invest. $M	BFIT Net Income $M	Disc 10% Net Income $M
RSV_CAT1 = 1PDP
CHAPMAN 75-1	0.000	160.763	0.000	9.389	28.776	4.554	0.480	20.786	19.571
ROOKE #1	0.219	43.751	0.015	3.034	10.464	1.176	0.000	8.239	8.109
Subtotal PDP:	0.219	204.514	0.015	12.423	39.240	5.730	0.480	29.025	27.680
RSV_CAT1 = 2PDNP
GARCITAS CREEK UNIT #1 (PDNP-SI)	13.461	37.179	0.937	2.588	64.105	33.407	0.000	25.685	24.155
ROOKE #1 1st Sinton (PDNP-BP)	1.320	71.794	0.092	4.979	21.150	1.646	0.570	16.915	15.960
ROOKE B-1 Basal Frio Up (PDNP-SI)	1.442	28.841	0.100	2.000	12.272	2.660	0.000	8.519	8.279
ROOKE B-1 3rd Sinton (PDNP-BP)	3.669	210.605	0.237	13.469	56.592	7.554	0.570	43.051	38.996
Subtotal PDNP:	19.892	348.419	1.366	23.036	154.119	45.267	1.140	94.170	87.390
Grand Total All Reserves:	20.111	552.933	1.381	35.459	193.359	50.997	1.620	123.195	115.070

BAYOU CITY EXPLORATION, INC.	DATE	: 11/19/2010
SOUTH TEXAS PROJECT	TIME	: 12:15:54
TOTAL ALL RESERVES	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE:  01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE --- $/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	12.784	386.296	0.889	25.501	59.712	3.127	53.060	79.744	132.803
12-2011	6.296	134.856	0.426	8.176	59.712	3.124	25.453	25.543	50.996
12-2012	1.004	29.363	0.065	1.649	59.712	3.150	3.852	5.194	9.047
12-2013	0.028	2.417	0.002	0.134	59.712	3.150	0.092	0.422	0.514
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	20.111	552.933	1.381	35.459	59.712	3.128	82.456	110.904	193.360
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	20.111	552.933	1.381	35.459	59.712	3.128	82.456	110.904	193.360

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	3.731	8.422	25.138	0.000	0.000	1.620	93.892	93.892	89.541
12-2011	1.437	3.087	20.310	0.000	0.000	0.000	26.163	120.055	112.554
12-2012	0.254	0.567	5.123	0.000	0.000	0.000	3.102	123.157	115.040
12-2013	0.014	0.036	0.426	0.000	0.000	0.000	0.038	123.195	115.069
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	5.437	12.111	50.997	0.000	0.000	1.620	123.195	123.195	115.069
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	123.195	115.069
TOTAL	5.437	12.111	50.997	0.000	0.000	1.620	123.195	123.195	115.069

	OIL	GAS			P.W.%	P.W.,M$
GROSS WELLS	1.0	5.0	LIFE, YRS.	3.17	5.00	118.932
GROSS ULT., MB & MMF	20.111	582.453	DISCOUNT %	10.00	8.00	116.570
GROSS CUM., MB & MMF	0.000	29.520	UNDISCOUNTED PAYOUT, YRS.	0.02	9.00	115.812
GROSS RES., MB & MMF	20.111	552.933	DISCOUNTED PAYOUT, YRS.	0.02	10.00	115.069
NET RES., MB & MMF	1.381	35.459	UNDISCOUNTED NET/INVEST.	77.05	12.00	113.623
NET REVENUE, M$	82.456	110.904	DISCOUNTED NET/INVEST.	75.22	15.00	111.549
INITIAL PRICE, $	59.712	3.136	RATE-OF-RETURN, PCT.	100.00	20.00	108.328
INITIAL N.I., PCT.	6.951	6.601	INITIAL W.I., PCT.	9.342	30.00	102.635
					50.00	93.518
					100.00	78.533

CHAPMAN 75-1	DATE	: 11/19/2010
MIOCENE CONS.	TIME	: 12:15:52
RESERVE CATEGORY = PDP	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	0.000	118.269	0.000	6.907	0.000	3.065	0.000	21.170	21.170
12-2011	0.000	42.494	0.000	2.482	0.000	3.065	0.000	7.606	7.606
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.000	160.763	0.000	9.389	0.000	3.065	0.000	28.776	28.776
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	0.000	160.763	0.000	9.389	0.000	3.065	0.000	28.776	28.776

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	0.587	1.588	2.376	0.000	0.000	0.480	16.139	16.139	15.450
12-2011	0.211	0.570	2.178	0.000	0.000	0.000	4.647	20.786	19.571
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.799	2.158	4.554	0.000	0.000	0.480	20.786	20.786	19.571
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	20.786	19.571
TOTAL	0.799	2.158	4.554	0.000	0.000	0.480	20.786	20.786	19.571

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	1.0	LIFE, YRS.	1.92	5.00	20.150
GROSS ULT., MB & MMF	0.000	189.428	DISCOUNT %	10.00	8.00	19.796
GROSS CUM., MB & MMF	0.000	28.665	UNDISCOUNTED PAYOUT, YRS.	0.03	9.00	19.683
GROSS RES., MB & MMF	0.000	160.763	DISCOUNTED PAYOUT, YRS.	0.03	10.00	19.571
NET RES.,MB & MMF	0.000	9.389	UNDISCOUNTED NET/INVEST.	44.30	12.00	19.353
NET REVENUE, M$	0.000	28.776	DISCOUNTED NET/INVEST.	44.45	15.00	19.040
INITIAL PRICE, $	0.000	3.065	RATE-OF-RETURN, PCT.	100.00	20.00	18.551
INITIAL N.I., PCT.	0.000	5.840	INITIAL W.I., PCT.	8.000	30.00	17.680
					50.00	16.270
					100.00	13.910

ROOKE 1	DATE	: 11/19/2010
FRIO 6600	TIME	: 12:15:53
RESERVE CATEGORY = PDP	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	0.219	43.751	0.015	3.034	59.712	3.150	0.906	9.558	10.464
12-2011
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.219	43.751	0.015	3.034	59.712	3.150	0.906	9.558	10.464
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	0.219	43.751	0.015	3.034	59.712	3.150	0.906	9.558	10.464

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	0.291	0.759	1.176	0.000	0.000	0.000	8.239	8.239	8.109
12-2011
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.291	0.759	1.176	0.000	0.000	0.000	8.239	8.239	8.109
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	8.239	8.109
TOTAL	0.291	0.759	1.176	0.000	0.000	0.000	8.239	8.239	8.109

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	1.0	LIFE, YRS.	0.42	5.00	8.172
GROSS ULT., MB & MMF	0.219	44.606	DISCOUNT %	10.00	8.00	8.134
GROSS CUM., MB & MMF	0.000	0.855	UNDISCOUNTED PAYOUT, YRS.	0.00	9.00	8.121
GROSS RES., MB & MMF	0.219	43.751	DISCOUNTED PAYOUT, YRS.	0.00	10.00	8.109
NET RES., MB & MMF	0.015	3.034	UNDISCOUNTED NET/INVEST.	0.00	12.00	8.085
NET REVENUE, M$	0.906	9.558	DISCOUNTED NET/INVEST.	0.00	15.00	8.050
INITIAL PRICE, $	59.712	3.150	RATE-OF-RETURN, PCT.	100.00	20.00	7.993
INITIAL N.I., PCT.	6.935	6.935	INITIAL W.I., PCT.	9.500	30.00	7.889
					50.00	7.708
					100.00	7.361

BAYOU CITY EXPLORATION, INC.	DATE	: 11/19/2010
SOUTH TEXAS PROJECT	TIME	: 12:15:53
TOTAL PDP RESERVES	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	0.219	162.020	0.015	9.941	59.712	3.091	0.906	30.728	31.634
12-2011	0.000	42.494	0.000	2.482	0.000	3.065	0.000	7.606	7.606
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.219	204.514	0.015	12.423	59.712	3.086	0.906	38.334	39.240
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	0.219	204.514	0.015	12.423	59.712	3.086	0.906	38.334	39.240

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	0.879	2.346	3.552	0.000	0.000	0.480	24.377	24.377	23.559
12-2011	0.211	0.570	2.178	0.000	0.000	0.000	4.647	29.024	27.680
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	1.090	2.917	5.730	0.000	0.000	0.480	29.024	29.024	27.680
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	29.024	27.680
TOTAL	1.090	2.917	5.730	0.000	0.000	0.480	29.024	29.024	27.680

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	2.0	LIFE, YRS.	1.92	5.00	28.322
GROSS ULT., MB & MMF	0.219	234.034	DISCOUNT %	10.00	8.00	27.930
GROSS CUM., MB & MMF	0.000	29.520	UNDISCOUNTED PAYOUT, YRS.	0.02	9.00	27.804
GROSS RES., MB & MMF	0.219	204.514	DISCOUNTED PAYOUT, YRS.	0.02	10.00	27.680
NET RES., MB & MMF	0.015	12.423	UNDISCOUNTED NET/INVEST.	61.47	12.00	27.438
NET REVENUE, M$	0.906	38.334	DISCOUNTED NET/INVEST.	62.45	15.00	27.089
INITIAL PRICE, $	59.712	3.111	RATE-OF-RETURN, PCT.	100.00	20.00	26.544
INITIAL N.I., PCT.	6.935	6.136	INITIAL W.I., PCT.	8.854	30.00	25.570
					50.00	23.978
					100.00	21.271

GARCITAS CREEK UNIT 1	DATE	: 11/19/2010
7200	TIME	: 12:15:53
RESERVE CATEGORY = PDNP-SI	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	7.883	23.313	0.549	1.623	59.712	3.150	32.766	5.112	37.878
12-2011	4.954	12.466	0.345	0.868	59.712	3.150	20.591	2.734	23.325
12-2012	0.624	1.400	0.043	0.097	59.712	3.150	2.595	0.307	2.902
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	13.461	37.179	0.937	2.588	59.712	3.150	55.952	8.153	64.105
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	13.461	37.179	0.937	2.588	59.712	3.150	55.952	8.153	64.105

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	1.080	1.891	15.418	0.000	0.000	0.000	19.489	19.489	18.716
12-2011	0.665	1.152	15.418	0.000	0.000	0.000	6.089	25.578	24.067
12-2012	0.083	0.142	2.570	0.000	0.000	0.000	0.107	25.685	24.155
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	1.828	3.185	33.407	0.000	0.000	0.000	25.685	25.685	24.155
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	25.685	24.155
TOTAL	1.828	3.185	33.407	0.000	0.000	0.000	25.685	25.685	24.155

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	1.0	0.0	LIFE, YRS.	2.17	5.00	24.883
GROSS ULT., MB & MMF	13.461	37.179	DISCOUNT %	10.00	8.00	24.438
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.00	9.00	24.295
GROSS RES., MB & MMF	13.461	37.179	DISCOUNTED PAYOUT, YRS.	0.00	10.00	24.155
NET RES., MB & MMF	0.937	2.588	UNDISCOUNTED NET/INVEST.	0.00	12.00	23.881
NET REVENUE, M$	55.952	8.153	DISCOUNTED NET/INVEST.	0.00	15.00	23.489
INITIAL PRICE, $	59.712	3.150	RATE-OF-RETURN, PCT.	100.00	20.00	22.879
INITIAL N.I., PCT.	6.961	6.961	INITIAL W.I., PCT.	9.500	30.00	21.798
					50.00	20.060
					100.00	17.187

ROOKE 1	DATE	: 11/19/2010
FIRST SINTON	TIME	: 12:15:53
RESERVE CATEGORY = PDNP-SI	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	1.320	71.794	0.092	4.979	59.712	3.150	5.466	15.684	21.150
12-2011
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	1.320	71.794	0.092	4.979	59.712	3.150	5.466	15.684	21.150
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	1.320	71.794	0.092	4.979	59.712	3.150	5.466	15.684	21.150

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	0.592	1.428	1.646	0.000	0.000	0.570	16.915	16.915	15.960
12-2011
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.592	1.428	1.646	0.000	0.000	0.570	16.915	16.915	15.960
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	16.915	15.960
TOTAL	0.592	1.428	1.646	0.000	0.000	0.570	16.915	16.915	15.960

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	1.0	LIFE, YRS.	1.00	5.00	16.419
GROSS ULT., MB & MMF	1.320	71.794	DISCOUNT %	10.00	8.00	16.140
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.03	9.00	16.049
GROSS RES., MB & MMF	1.320	71.794	DISCOUNTED PAYOUT, YRS.	0.03	10.00	15.960
NET RES., MB & MMF	0.092	4.979	UNDISCOUNTED NET/INVEST.	30.68	12.00	15.786
NET REVENUE, M$	5.466	15.684	DISCOUNTED NET/INVEST.	30.13	15.00	15.534
INITIAL PRICE, $	59.712	3.150	RATE-OF-RETURN, PCT.	100.00	20.00	15.137
INITIAL N.I., PCT.	6.935	6.935	INITIAL W.I., PCT.	9.500	30.00	14.419
					50.00	13.222
					100.00	11.116

ROOKE B 1	DATE	: 11/19/2010
ZONE 1 (BASAL FRIO UPPER)	TIME	: 12:15:53
RESERVE CATEGORY = PDNP-SI	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	1.442	28.841	0.100	2.000	59.712	3.150	5.972	6.301	12.272
12-2011
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	1.442	28.841	0.100	2.000	59.712	3.150	5.972	6.301	12.272
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	1.442	28.841	0.100	2.000	59.712	3.150	5.972	6.301	12.272

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	0.346	0.747	2.660	0.000	0.000	0.000	8.519	8.519	8.279
12-2011
12-2012
12-2013
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	0.346	0.747	2.660	0.000	0.000	0.000	8.519	8.519	8.279
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	8.519	8.279
TOTAL	0.346	0.747	2.660	0.000	0.000	0.000	8.519	8.519	8.279

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	1.0	LIFE, YRS.	0.92	5.00	8.395
GROSS ULT., MB & MMF	1.442	28.841	DISCOUNT %	10.00	8.00	8.324
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.00	9.00	8.301
GROSS RES., MB & MMF	1.442	28.841	DISCOUNTED PAYOUT, YRS.	0.00	10.00	8.279
NET RES., MB & MMF	0.100	2.000	UNDISCOUNTED NET/INVEST.	0.00	12.00	8.234
NET REVENUE, M$	5.972	6.301	DISCOUNTED NET/INVEST.	0.00	15.00	8.169
INITIAL PRICE, $	59.712	3.150	RATE-OF-RETURN, PCT.	100.00	20.00	8.067
INITIAL N.I., PCT.	6.935	6.935	INITIAL W.I., PCT.	9.500	30.00	7.878
					50.00	7.555
					100.00	6.958

ROOKE B 1	DATE	: 11/19/2010
ZONE 2 (3RD SINTON)	TIME	: 12:15:53
RESERVE CATEGORY = PDNP-BP	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	1.920	100.329	0.133	6.958	59.712	3.150	7.950	21.918	29.868
12-2011	1.342	79.896	0.081	4.826	59.712	3.150	4.861	15.203	20.065
12-2012	0.380	27.964	0.021	1.551	59.712	3.150	1.258	4.887	6.145
12-2013	0.028	2.417	0.002	0.134	59.712	3.150	0.092	0.422	0.514
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	3.669	210.605	0.237	13.469	59.712	3.150	14.161	42.431	56.592
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	3.669	210.605	0.237	13.469	59.712	3.150	14.161	42.431	56.592

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	0.836	2.010	1.862	0.000	0.000	0.570	24.591	24.591	23.027
12-2011	0.561	1.364	2.713	0.000	0.000	0.000	15.427	40.018	36.569
12-2012	0.172	0.424	2.554	0.000	0.000	0.000	2.995	43.013	38.967
12-2013	0.014	0.036	0.426	0.000	0.000	0.000	0.038	43.051	38.996
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	1.583	3.834	7.554	0.000	0.000	0.570	43.051	43.051	38.996
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	43.051	38.996
TOTAL	1.583	3.834	7.554	0.000	0.000	0.570	43.051	43.051	38.996

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	1.0	LIFE, YRS.	3.17	5.00	40.913
GROSS ULT., MB & MMF	3.669	210.605	DISCOUNT %	10.00	8.00	39.738
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.02	9.00	39.363
GROSS RES., MB & MMF	3.669	210.605	DISCOUNTED PAYOUT, YRS.	0.02	10.00	38.996
NET RES., MB & MMF	0.237	13.469	UNDISCOUNTED NET/INVEST.	76.53	12.00	38.283
NET REVENUE, M$	14.161	42.431	DISCOUNTED NET/INVEST.	71.62	15.00	37.267
INITIAL PRICE, $	59.712	3.150	RATE-OF-RETURN, PCT.	100.00	20.00	35.701
INITIAL N.I., PCT.	6.935	6.935	INITIAL W.I., PCT.	9.500	30.00	32.970
					50.00	28.703
					100.00	22.001

BAYOU CITY EXPLORATION, INC.	DATE	: 11/19/2010
SOUTH TEXAS PROJECT	TIME	: 12:15:54
TOTAL PDNP RESERVES	DBS	: TEXAMER
	SETTINGS	: TARH
	SCENARIO	: BR2009

RESERVES AND ECONOMICS

AS OF DATE: 01/2010

--END— MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---

12-2010	12.565	224.276	0.873	15.560	59.712	3.150	52.154	49.016	101.169
12-2011	6.296	92.362	0.426	5.694	59.712	3.150	25.453	17.937	43.390
12-2012	1.004	29.363	0.065	1.649	59.712	3.150	3.852	5.194	9.047
12-2013	0.028	2.417	0.002	0.134	59.712	3.150	0.092	0.422	0.514
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	19.892	348.419	1.366	23.037	59.712	3.150	81.550	72.569	154.120
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	19.892	348.419	1.366	23.037	59.712	3.150	81.550	72.569	154.120

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---

12-2010	2.853	6.075	21.586	0.000	0.000	1.140	69.515	69.515	65.982
12-2011	1.226	2.516	18.132	0.000	0.000	0.000	21.516	91.031	84.874
12-2012	0.254	0.567	5.123	0.000	0.000	0.000	3.102	94.133	87.361
12-2013	0.014	0.036	0.426	0.000	0.000	0.000	0.038	94.171	87.389
12-2014
12-2015
12-2016
12-2017
12-2018
12-2019
12-2020
12-2021
12-2022
12-2023
12-2024
S TOT	4.348	9.194	45.267	0.000	0.000	1.140	94.171	94.171	87.389
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	94.171	87.389
TOTAL	4.348	9.194	45.267	0.000	0.000	1.140	94.171	94.171	87.389

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	1.0	3.0	LIFE, YRS.	3.17	5.00	90.610
GROSS ULT., MB & MMF	19.892	348.419	DISCOUNT %	10.00	8.00	88.640
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	0.02	9.00	88.008
GROSS RES., MB & MMF	19.892	348.419	DISCOUNTED PAYOUT, YRS.	0.02	10.00	87.389
NET RES., MB & MMF	1.366	23.037	UNDISCOUNTED NET/INVEST.	83.61	12.00	86.185
NET REVENUE, M$	81.550	72.569	DISCOUNTED NET/INVEST.	80.45	15.00	84.460
INITIAL PRICE, $	59.712	3.150	RATE-OF-RETURN, PCT.	100.00	20.00	81.784
INITIAL N.I., PCT.	6.951	6.938	INITIAL W.I., PCT.	9.500	30.00	77.066
					50.00	69.540
					100.00	57.262